Exhibit 10.1

    Portions of this document have been redacted pursuant to a Request for
          Confidential Treatment. Redacted portions are indicated with the notation "*****"














                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       and

                          BIOMARIN PHARMACEUTICAL INC.


                       EXCLUSIVE PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS




TABLE OF CONTENTS.............................................................ii
R E C I T A L S................................................................1
1.  Definitions................................................................2
2.  Grant of Rights............................................................5
3.  Company Diligence Obligations..............................................6
4.  Royalties and Payment Terms................................................8
5.  Reports and Records.......................................................10
6.  Patent Prosecution........................................................12
7.  Infringement..............................................................13
8.  Indemnification and Insurance.............................................15
9.  No Representations or Warranties..........................................16
10. Assignment................................................................17
11. General Compliance with Laws..............................................17
12. Termination...............................................................18
13. Dispute Resolution........................................................19
14. Miscellaneous.............................................................21
APPENDIX A....................................................................24
APPENDIX B....................................................................30
APPENDIX C....................................................................31

     Portions of this document have been redacted pursuant to a Request for
          Confidential Treatment. Redacted portions are indicated with the notation "*****"


                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                       EXCLUSIVE PATENT LICENSE AGREEMENT


     This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and BioMarin Pharmaceutical Inc. ("BIOMARIN"), a Delaware corporation, with a principal place of business at 371 Bel Marin Keys Blvd., Suite 210, Novato, CA 94949.

                                 R E C I T A L S

     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to heparinases and to the technology disclosed under M.I.T. Case No. 4236, "Neutralization of the Anticoagulant Activities of the Low Molecular Weight Heparin Fractions and Fragments With Flavobacterial Heparinase," by Howard Bernstein, Charles L. Cooney, Robert S. Langer and Victor
C. Yang; M.I.T. Case No. 4330, "Procedure for Purification of High Purity Heparinase," by Charles L. Cooney and Joseph J. Zimmermann; M.I.T. Case No. 4370, "Extracorporeal Systems for Heparin Neutralizaton Using Porous Fibers or Tubes," by Ann R. Comfort, Robert A. Heft and Robert S. Langer; and M.I.T. Case No. 5546, "The Heparinase Gene from Flavobacterium Heparinum," by Charles L. Cooney, Robert S. Langer, Kelley W. Moreman and Ram Sasisekharan; and has the right to grant licenses under said PATENT RIGHTS;

     WHEREAS, M.I.T. and the President and Fellows of Harvard College are the owners of certain PATENT RIGHTS (as later defined herein) relating to heparinases and to the technology disclosed under M.I.T. Case No. 4176, "The Heparinase Activated Clotting Time: A New Coagulation Test," by Judah Folkman, Robert L. Hannon, Robert S. Langer and Robert W. Thompson, and HARVARD has authorized M.I.T. to act as its agent for the purposes of licensing its rights in this intellectual property in return for a share of royalties.

     WHEREAS, M.I.T. and the University of Iowa ("U of I") are the joint owners of certain PATENT RIGHTS (as later defined herein) relating to heparinases and to the technology disclosed under M.I.T. Case No. 5981, "Purification,
Composition and Characterization of Heparinase II from Flavobacterium Heparinum," by Charles L. Cooney, Robert S. Langer, Robert Lindhardt, Daniel Lohse and Ram Sasisekharan; and U of I has authorized M.I.T. to act as its agent for the purposes of licensing its right in this intellectual property in return for a share in royalties.

         WHEREAS, BIOMARIN acquired by assignment in November 2001, the rights and responsibilities of two License Agreements to the PATENT RIGHTS by and between M.I.T. and IBEX Technologies Inc. (the "IBEX License Agreements", and attached herein in Appendix C) and, along with M.I.T., desires to restate and modify the terms of the IBEX License Agreements in this new Agreement;

     WHEREAS, M.I.T. desires to have the BIOMARIN continue to develop and commercialize the PATENT RIGHTS to benefit the public and is willing to grant a license to the BIOMARIN thereunder;

     WHEREAS, to induce M.I.T. to enter into this Agreement, BIOMARIN has represented to M.I.T. that it shall commit itself to a thorough, vigorous and diligent program to commercialize the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, BIOMARIN desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, M.I.T. and BIOMARIN, in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, hereby agree as follows:

                                 1. Definitions.

     1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by BIOMARIN. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

     1.2  "DIAGNOSTIC   FIELD"  shall  mean  clinical   diagnostics   using  the
HEPARINASES for in vitro testing of external tissue samples from patients.

     1.3 "EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.2.

     1.4 "FIELDS" shall mean the DIAGNOSTIC FIELD, RESEARCH REAGENT FIELD, and THERAPEUTIC FIELD, but shall specifically exclude any use of the HEPARINASES in sequencing machines.

         1.5 "HEPARINASES" shall mean the heparinase I, II, and III enzymes covered under the PATENT RIGHTS.


     1.6  "LICENSED  PRODUCT"  shall  mean any  product  or part  thereof  that:
            (i) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or
            (ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

     1.7 "LICENSED PROCESS" shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

     1.8 "NET SALES" shall mean the gross amount billed by BIOMARIN and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:
            (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;
            (ii) amounts repaid or credited by  reason of  rejection  or return;
            (iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of BIOMARIN; and
            (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

     No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by BIOMARIN and on its payroll, or for cost of collections. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or a LICENSED PROCESS is distributed at a discounted price that is substantially lower than the customary price charged by BIOMARIN, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS
     Non-monetary consideration shall not be accepted by BIOMARIN, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS or LICENSED PROCESSES without the prior written consent of M.I.T.

     1.10 "PATENT RIGHTS" shall mean:

            (a)      the  United  States  and i nternational  patents  listed on
Appendix A;
            (b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;
            (c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;
            (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and
            (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

     1.11 "REPORTING PERIOD" shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

     1.12 "RESEARCH REAGENT FIELD" shall mean research reagent uses of the HEPARINASES designated for "research purposes only, not to be used in humans."

     1.13 "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted BIOMARIN under Section 2.1.

     1.14 "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

     1.15 "TERRITORY" shall mean worldwide.

     1.16 "THERAPEUTIC FIELD" shall mean human use of the HEPARINASES as therapeutics in pharmaceutical compositions for reversal of anticoagulants, inflammation, reperfusion injury, restenosis and wound healing.

                               2. Grant of Rights.

     2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to BIOMARIN and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELDS in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELDS in the TERRITORY.

     2.2 Exclusivity. In order to establish an exclusive period for BIOMARIN, M.I.T. agrees that it shall not grant any other license to make, have made, use, sell, lease and import LICENSED PRODUCTS in the THERAPEUTIC FIELD in the TERRITORY or to perform LICENSED PROCESSES in the THERAPEUTIC FIELD in the TERRITORY during the TERM.

     2.3 Sublicenses. COMPANY shall have the right to grant sublicenses of its exclusive rights in the THERAPEUTIC FIELD under Section 2.1. BIOMARIN shall incorporate terms and conditions into its sublicense agreements sufficient to enable BIOMARIN to comply with this Agreement. BIOMARIN shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

     2.4 U.S. Manufacturing. BIOMARIN agrees that any LICENSED PRODUCTS in the THERAPEUTIC FIELD used or sold in the United States will be manufactured substantially in the United States.

     2.5 Retained Rights.

            (a)      M.I.T.   M.I.T. retains  the right  to practice  under  the
PATENT RIGHTS in all FIELDS for research, teaching, and educational purposes.

            (b) Federal Government. BIOMARIN acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C.ss.ss. 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

     2.6 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon BIOMARIN by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

                        3. COMPANY Diligence Obligations.

     3.1 Diligence Requirements. BIOMARIN shall use commercially reasonable diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use commercially reasonable diligent efforts, to develop and to commercialize LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, BIOMARIN or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, BIOMARIN or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

            (a) Within three (3) months after the EFFECTIVE DATE, BIOMARIN shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS in the THERAPEUTIC FIELD, specifying the number of staff and other resources to be devoted to such commercialization effort.

            (b) Within sixty (60) days after the end of each calendar year, BIOMARIN shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

            (c) During regular business hours and upon a mutually agreed upon date and time, BIOMARIN shall permit an in-plant inspection by M.I.T. and/or a mutually agreed upon expert consultant on or before December 31, 2002, and thereafter permit in-plant inspections by M.I.T. and/or a mutually agreed upon expert consultant at regular intervals with at least twelve (12) months between each such inspection.

            (d) Beginning on the EFFECTIVE DATE, BIOMARIN shall expend at least ***** for the commercial development of LICENSED PRODUCTS in the THERAPEUTIC FIELD, until either BIOMARIN's receipt of approval from the U.S. Food and Drug Administration (FDA) for a NDA/BLA covering a LICENSED PRODUCT or
*****

     Should BIOMARIN not receive approval from the FDA for a NDA/BLA covering a LICENSED PRODUCT in the THERAPEUTIC FIELD by *****, M.I.T.'s obligation not to grant any other license in the THERAPEUTIC FIELD shall immediately terminate unless M.I.T. and BIOMARIN meet and agree within sixty (60) days on mutually acceptable revised diligence obligations. In addition, beginning on *****, BIOMARIN shall expend at least ***** for the commercial development of LICENSED PRODUCTS in the THERAPEUTIC FIELD until either BIOMARIN's receipt of approval from the U.S. Food and Drug Administration (FDA) for a NDA/BLA covering a LICENSED PRODUCT or *****.

     Should BIOMARIN not receive approval from the FDA for a NDA/BLA covering a LICENSED PRODUCT in the THERAPEUTIC FIELD by *****, M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b).

            (e) After BIOMARIN's first commercial sale of a LICENSED PRODUCT, BIOMARIN shall make NET SALES according to the following schedule:

       In the first full calendar year after the first commercial sale *****; In the second full calendar year after the first commercial sale *****;
       Each year thereafter                                               *****.

     In the event that M.I.T. determines that BIOMARIN (or an AFFILIATE or SUBLICENSEE) has not fulfilled its obligations under Section 3.1(a-c,f), , M.I.T. shall furnish BIOMARIN with written notice of such determination, which shall state the consequences of such failure, including termination of the license. Within sixty (60) days after receipt of such notice, BIOMARIN shall either (i) fulfill the relevant obligation or, (ii) at M.I.T.'s sole discretion, negotiate an acceptable schedule of revised diligence obligations, failing which M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b).

                         4. Royalties and Payment Terms.

     4.1 Consideration for Grant of Rights.

            (a) Patent Cost Reimbursement. BIOMARIN shall pay to M.I.T. on the EFFECTIVE DATE ***** to reimburse M.I.T. for its remaining actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. This payment is nonrefundable.

            (b) License Maintenance Fees. BIOMARIN shall pay to M.I.T. an annual license maintenance fee of ***** on January 1, 2003 and each January 1st, thereafter.
     This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

            (c) Running Royalties. BIOMARIN shall pay to M.I.T. a running royalty of:

                     (i) ***** of NET SALES by BIOMARIN, AFFILIATES and SUBLICENSEES sold in the THERAPEUTIC FIELD.

                     (ii) ***** of NET SALES by BIOMARIN, AFFILIATES and SUBLICENSEES sold in the DIAGNOSTIC FIELD and the RESEARCH REAGENT FIELD.
     Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD. .

            (d)      Milestone Fees.

                     (i)      Upon *****.

                     (ii)     Upon *****.

            (e) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

            (f) Third Party Royalties. In the event that BIOMARIN is legally required to make royalty payments to one or more third parties whose patent rights dominate the PATENT RIGHTS, in order to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS or to perform any LICENSED PROCESSES, BIOMARIN may offset a total of ***** of such third-party payments against any royalty payments that are due to M.I.T. in the same REPORTING PERIOD; provided, however that in no event shall the royalty payments under Section 4.1(c) when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than ***** in any REPORTING PERIOD.

     4.2 Payments.

            (a) Method of Payment. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

            (b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

            (c) Late Payments. Any payments by BIOMARIN that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

                             5. Reports and Records.

     5.1 Frequency of Reports.

            (a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, BIOMARIN shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

            (b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. BIOMARIN shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within sixty (60) days of occurrence in each country.

            (c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, BIOMARIN shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

     5.2 Content of Reports and Payments. Each report delivered by BIOMARIN to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

            (i) the units of LICENSED PRODUCTS sold, leased or distributed by BIOMARIN, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by BIOMARIN, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

            (ii) a description of LICENSED PROCESSES performed by BIOMARIN, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

            (iii) the gross price charged by BIOMARIN, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by BIOMARIN, its AFFILIATES and SUBLICENSEES in each country;


            (iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

            (v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion, if applicable;

            (vi) the amount of SUBLICENSE INCOME received by BIOMARIN from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

            (vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

     If no sales were made and/or no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

     5.3 Financial Statements. On or before the ninetieth (90th) day following the close of BIOMARIN 's fiscal year, BIOMARIN shall provide M.I.T. with BIOMARIN 's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by BIOMARIN 's treasurer or chief financial officer or by an independent auditor.

     5.4 Records. BIOMARIN shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.'s appointed agents, shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%), BIOMARIN shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within thirty (30) days of receiving notice thereof from M.I.T.

                             6. Patent Prosecution.

     6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. M.I.T. and its appointed patent attorneys will use reasonable efforts to copy BIOMARIN on all patent correspondence as follows: (a) documents received from any patent office shall be provided to BIOMARIN promptly after receipt; (b) any document to be filed in any patent office shall be provided in draft form to BIOMARIN sufficiently prior to such document's filing to allow for review and comment by BIOMARIN; and (c) documents filed with any patent office shall be provided to COMPANY promptly after filing. BIOMARIN shall have reasonable opportunities to advise M.I.T. and M.I.T.'s appointed patent attorneys and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

     6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of BIOMARIN and M.I.T.

     6.3 Payment of Expenses. Payment of all fees and costs, including attorneys fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of *****, whether such amounts were incurred before or after the EFFECTIVE DATE. *****. In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

                                7. Infringement.

     7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

     7.2 Right to Prosecute Infringements.

            (a) BIOMARIN Right to Prosecute. So long as BIOMARIN remains the exclusive licensee of the PATENT RIGHTS in the THERAPEUTIC FIELD in the TERRITORY, BIOMARIN, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the THERAPEUTIC FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that BIOMARIN shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.
                     Prior to commencing any such action, BIOMARIN shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. BIOMARIN shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T, such consent shall not be unreasonably withheld.

            (b) M.I.T. Right to Prosecute. In the event that BIOMARIN is unsuccessful in persuading the alleged infringer of the PATENT RIGHTS in the THERAPEUTIC FIELD to desist or fails to have initiated an infringement action within a reasonable time after BIOMARIN first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement infringement of the PATENT RIGHTS in the THERAPEUTIC FIELD under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.
                     In addition, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS in the DIAGNOSTIC FIELD and RESEARCH REAGENT FIELD and, in furtherance of such right, BIOMARIN hereby agrees that M.I.T. may include BIOMARIN as a party plaintiff in any such suit, without expense to BIOMARIN. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages derived therefrom, whether compensatory for past infringement or punitive.

     7.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or BIOMARIN by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, M.I.T., at its option, shall have the right within thirty (30) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, BIOMARIN may take over the sole defense of the action at BIOMARIN 's sole expense, subject to Sections 7.4 and 7.5.

     7.4 Offsets. BIOMARIN may offset a total of ***** of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than ***** in any REPORTING PERIOD.

     7.5 Recovery. Any recovery obtained in an action brought by BIOMARIN under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4),
(ii) as to ordinary damages, BIOMARIN shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and BIOMARIN shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that BIOMARIN would have paid to M.I.T. if BIOMARIN had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

     7.6 Cooperation. Each party agrees to cooperate in any action under this Article that is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

     7.7 Right to Sublicense. So long as BIOMARIN remains the exclusive licensee of the PATENT RIGHTS in the THERAPEUTIC FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the THERAPEUTIC FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be shared equally between BIOMARIN and M.I.T.; other revenues to BIOMARIN pursuant to such sublicense shall be treated as set forth in Article 4.

                        8. Indemnification and Insurance.

     8.1 Indemnification.

            (a) Indemnity. BIOMARIN shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement.

            (b) Procedures. The Indemnitees agree to provide BIOMARIN with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. BIOMARIN agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with BIOMARIN in such defense and will permit BIOMARIN to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of BIOMARIN, if representation of such Indemnitee by the counsel retained by BIOMARIN would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. BIOMARIN agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

     8.2 Insurance. BIOMARIN shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect BIOMARIN and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, BIOMARIN may self-insure subject to prior approval of M.I.T. BIOMARIN shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. BIOMARIN shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which BIOMARIN or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

                      9. No Representations or Warranties.

     EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents or other intellectual property rights of M.I.T. or of a third party.

     IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                                 10. Assignment.

     This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T., except that COMPANY may assign its rights and obligations under this Agreement without such prior consent to an AFFILIATE or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that this Agreement shall immediately terminate if the proposed assignee, including an AFFILIATE, fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of the assignment.

                        11. General Compliance with Laws

     11.1 Compliance with Laws. BIOMARIN shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

     11.2 Export Control. BIOMARIN and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. BIOMARIN hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

     11.3 Non-Use of M.I.T. Name. BIOMARIN and its AFFILIATES and SUBLICENSEES shall not use the name of "Massachusetts Institute of Technology," "Lincoln Laboratory" or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. The foregoing notwithstanding, without the consent of M.I.T., BIOMARIN may state that it is licensed by M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

     11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, BIOMARIN shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of at least one issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

                                12. Termination.

     12.1 Voluntary Termination by BIOMARIN. BIOMARIN shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

     12.2 Cessation of Business. If BIOMARIN ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to BIOMARIN.

     12.3 Termination for Default.

            (a) Nonpayment. In the event BIOMARIN fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to BIOMARIN.

            (b)      Material Breach.  In the event BIOMARIN  commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within sixty (60) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to BIOMARIN.

     12.4 Effect of Termination.

            (a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 13 and 14, and Sections 5.2 (obligation to provide final report and payment), 5.4, 11.1, 11.2 and 12.4.

            (b) Inventory. Upon the early termination of this Agreement, BIOMARIN and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (i) BIOMARIN pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) BIOMARIN and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within six (6) months after the effective date of termination.

            (c) Pre-termination Obligations. In no event shall termination of this Agreement release BIOMARIN, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

                             13. Dispute Resolution.

     13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

     13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

     13.3 Dispute Resolution Procedures.

            (a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within sixty (60) days from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party ("Notice Date"), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within fifteen (15) business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within sixty (60) days after the Notice Date.

            (b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

     13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve BIOMARIN from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

     13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

                               14. Miscellaneous.

     14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

         If to M.I.T.:              Technology Licensing Office, Room NE25-230
                                    Massachusetts Institute of Technology
                                    77 Massachusetts Avenue
                                    Cambridge, MA  02139-4307
                                    Attention:  Director
                                    Tel:    617-253-6966
                                    Fax:    617-258-6790

         If to BIOMARIN:            BioMarin Pharmaceutical Inc.
                                    371 Bel Marin Keys Blvd., Suite 210
                                    Novato, CA 94949
                                    Attention: Emil Kakkis, M.D., Ph.D.
                                    Tel: 415-884-6704
                                    Fax: 415-382-7889

     All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

     14.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

     14.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and resumes performance under this Agreement with reasonable dispatch whenever such causes are removed.

     14.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     14.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

     14.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     14.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

     14.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is September 5, 2002.


MASSACHUSETTS INSTITUTE OF                        BIOMARIN PHARMACEUTICAL INC
TECHNOLOGY


By:      /s/ Lita Nelson                          By:  /s/ Emil Kakkis
   --------------------------------------            -----------------------------------
Name:    Lita Nelson                              Name: Emil Kakkis, M.D., Ph.D.
     ------------------------------------              ---------------------------------
Title:   Director of Technology Licensing         Title: Senior V.P., Scientific Affairs
      -----------------------------------               --------------------------------


                                   APPENDIX A

                     List of Patent Applications and Patents


I.       United States Patents and Applications

M.I.T. Case No. 4176
Entitled: "The Heparinase Activated Clotting Time: A New Coagulation Test" By Judah Folkman, Robert L. Hannon, Robert S. Langer and Robert W. Thompson

         United States Patent No. 4795703, Issued January 3, 1989
         Entitled "HEPARIN ASSAY"


M.I.T. Case No. 4330
Entitled: "Procedure For Purification Of High Purity Heparinase"
By Charles L. Cooney and Joseph J. Zimmermann

         United States Patent No. 5169772, Issued December 8, 1992 Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"


M.I.T. Case No. 5546
Entitled: "The Heparinase Gene From Flavobacterium Heparinum"
By Charles L. Cooney, Robert S. Langer, Kelley W. Moreman and Ram Sasisekharan

         United States Patent No. 5830726, Issued November 3, 1998 Entitled "METHOD FOR OBTAINING A MODIFIED HEPARINASE GENE"

         United States Patent No. 5714376, Issued February 3, 1998 Entitled "THE HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"


M.I.T. Case No. 5981
Entitled: "Purification, Composition And Characterization Of Heparinase II From Flavobacterium Heparinum"
By Charles L. Cooney, Robert S. Langer, Robert Lindhardt, Daniel Lohse and Ram Sasisekharan

         United States Patent No. 5569600, Issued October 29, 1996
         Entitled "PURIFICATION, COMPOSITION AND SPECIFICITY OF HEPARINASE I, II & III FROM FLAVOBACTERIUM HEPARINUM"

         United States Patent No. 5389539, Issued February 14, 1995
         Entitled "PURIFICATION, COMPOSITION AND SPECIFICITY OF HEPARNASE I, II, AND III FROM FLAVOBACTERIUM HEPARINUM";

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

II.      International (non-U.S.) Patents and Applications


M.I.T. Case No. 4176
Entitled: "The Heparinase Activated Clotting Time: A New Coagulation Test" By Judah Folkman, Robert L. Hannon, Robert S. Langer and Robert W. Thompson

         Germany Patent No. P3778616.4, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         Austria Patent No. 75503, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         Luxembourg Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         United Kingdom Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         Sweden Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY";

         Italy Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         Switzerland Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         Belgium Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASSAY"

         France Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPRIN ASSAY";

         Netherlands Patent No. 0259463, Issued April 29, 1992
         Entitled "HEPARIN ASAY

         Canada Patent No. 1288673, Issued September 10, 1991
         Entitled "HEPARIN ASSAY"

         Japan Patent No. 2632525, Issued April 25, 1997
         Entitled "HEPARIN ASSAY";

M.I.T. Case No. 4236
Entitled: "Neutralization Of The Anticoagulant Activities Of The Low Molecular Weight Heparin Fractions And Fragments With Flavobacterial Heparinase"
By Howard Bernstein, Charles L. Cooney, Robert S. Langer and Victor C. Yang

         Canada Patent No. 1298550, Issued April 7, 1992
         Entitled ""NEUTRALIZATION OF THE ANTICOAGULANT ACTIVITIES OF LOW MOLECULAR WEIGHT HEPARIN"


M.I.T. Case No. 4330
Entitled: "Procedure For Purification Of High Purity Heparinase"
By Charles L. Cooney and Joseph J. Zimmermann

        Japan Patent Patent No. 2603349, Issued January 29, 1997
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Japan Patent No. 2869039, Issued December 25, 1998
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Canada Patent No. 1341079, Issued August 8, 2000
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Austria Patent No. E113991, Issued November 9, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Sweden Patent No. 0420894, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Netherlands Patent No. 0420894, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Luxembourg Patent No. 89907019, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Italy Patent No. 0420894, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        United Kingdom Patent No. 0420894, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        France Patent No. 0420894, Issued November 4, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Germany Patent No. 68919360, Issued November 9, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Switzerland Patent No. 0420894, Issued November 9, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"

        Belgium Patent No. 0420894, Issued November 9, 1994
        Entitled "LARGE SCALE METHOD FOR PURIFICATION OF HIGH PURITY HEPARINASE"


M.I.T. Case No. 4370
Entitled:"Extracorporeal Systems For Heparin Neutralizaton Using Porous Fibers Or Tubes"
By Ann R. Comfort, Robert A. Heft and Robert S. Langer

         Switzerland Patent No. 0354916, Issued September 30, 1992 Entitled "NEUTRALIZATON OF HEPARIN"

         United Kingdom Patent No. 0354916, Issued September 30, 1992 Entitled "NEUTRILIZATION OF HEPARIN"

         France Patent No. 0354916, Issued September 30, 1992
         Entitled "NEUTRLIZATION OF HEPARIN"

         Germany Patent No. P3875114.3, Issued September 30, 1992
         Entitled "NEUTRALIZATION OF HEPARIN"

         Canada Patent No. 1315676, Issued April 6, 1993
         Entitled "HEPARIN NEUTRALIZATION USING COMPOUNDS IMMOBILIZED AND IN DIRECT CONTACT WITH WHOLE BLOOD"


M.I.T. Case No. 5546
Entitled: "The Heparinase Gene From Flavobacterium Heparinum"
By Charles L. Cooney, Robert S. Langer, Kelley W. Moreman and Ram Sasisekharan

         Ireland Patent Patent No. 0610408, Issued December 29, 1997 Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         United Kingdom Patent No. 0610408, Issued December 29, 1997 Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Spain Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Germany Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Sweden Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Monaco Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Liechtenstein Patent No. 0610408, Issued December 29, 1997 Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         France Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Greece Pate Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Italy Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Luxembourg Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Netherlands Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Austria Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Belgium Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Switzerland Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Denmark Patent No. 0610408, Issued December 29, 1997
         Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"

         Japan Patent Application Serial No. 5-507945, Filed October 22, 1992 Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM" Patent Pending.

         Canada Patent Application Serial No. 2122004, Filed October 22, 1992 Entitled "HEPARINASE GENE FROM FLAVOBACTERIUM HEPARINUM"
         Patent Pending.


M.I.T. Case No. 5981
Entitled: "Purification, Composition And Characterization Of Heparinase II From Flavobacterium Heparinum"
By Charles L. Cooney, Robert S. Langer, Robert Lindhardt, Daniel Lohse and Ram Sasisekharan

         Japan Patent Application Serial No. 6-513425, Filed November 30, 1993 Entitled "PURIFICATION COMPOSITION AND SPECIFICITY OF HEPARINASE I, II, AND II FROM FLAVOBACTERIUM HEPARINUM" Patent Pending.

         EPC Patent Application Serial No. 94902450.9, Filed November 30, 1993 Entitled "PURIFICATION COMPOSITION AND SPECIFICITY OF HEPARINASE I, II, AND II FROM FLAVOBACTERIUM HEPARINUM" Patent Pending.

         Canada Patent No. 2150263, Issued August 4, 1998
         Entitled "PURIFICATION COMPOSITION AND SPECIFICITY OF HEPARINASE I, II, AND III FROM FLAVOBACTERIUM HEPARINUM";

                                   APPENDIX B
              List of Countries (excluding United States) for which
       PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

                                   APPENDIX C
                              The "IBEX Agreements"




                           [Omitted to Conserve Space]


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